              Report of Independent Certified Public Accountants



American Marine Recreation, Inc. and Subsidiary
Orlando, Florida


The audits referred to in our report dated January 8, 1999 except for Note 11 and Note 1(b) as to where the dates are January 22, 1999 and February __, 1999 relating to the consolidated financial statements of American Marine Recreation, Inc. and subsidiary, which is contained in the prospectus, constituting part of this registration statement, included the audit of financial statement Schedule II for each of the three years in the period ended December 31, 1998. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based upon our audits.

In our opinion, such financial statement schedule presents fairly, in all material respects, information set forth therein.



                                            /s/ BDO Seidman, LLP
                                            ---------------------------------
                                            BDO Seidman, LLP



Orlando, Florida
January 8, 1999, except for Note 11 and Note 1(B) as to which the date are January 22, 1999 and February __, 1999, respectively.


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                                  SCHEDULE II

                AMERICAN MARINE RECREATION, INC. AND SUBSIDIARY
                       VALUATION AND QUALIFYING ACCOUNTS

            FOR THE FISCAL YEARS ENDED DECEMBER 31, 1996, 1997, 1998




                                                                                             Other
                                                                Charges                    Charges-
                                                Balance at      to Cost      Charges       Additions       Balance
                                                 Beginning        and       to Other     (Deductions)     at End of
  Year                Description                of Period     Expenses     Accounts          (a)          Period
-------   ----------------------------------   ------------   ----------   ----------   --------------   ----------
  1996    Accounts receivable allowance for
           possible losses                        $    --      $    --        $ --          $ --           $    --
  1997    Accounts receivable allowance for
           possible losses                             --       67,893          --          (25,893)         42,000
  1998    Accounts receivable allowance for
           possible losses                         42,000       65,163          --          (80,163)         27,000


(a) Specific accounts receivable written off against the allowance for possible losses

                                      S-2